Exhibit 10.60

AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of July 3, 2003, is between DATATEC SYSTEMS, INC., a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as rights agent (the "Rights Agent").

WITNESSETH

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of February 24, 1998 (the "Rights Agreement"); and

WHEREAS, the Rights Agreement was subsequently amended by an Amendment To Rights Agreement dated as of April 3, 2002 between the Company and the Rights Agent to amend the definition of "Acquiring Person;" and

WHEREAS, concurrently with the execution hereof, the Company has entered into that certain Note Purchase Agreement by and among the Company, Palladin Partners I, L.P., Palladin Multi-Strategy Partners, L.P., DeAM Convertible Arbitrage Fund, Ltd., Palladin Overseas Fund, Ltd., Palladin Opportunity Fund, LLC, and Palladin Overseas Multi-Strategy Fund, Ltd. (collectively, the "Investors") dated as of July 3, 2003 (the "Purchase Agreement"); and

WHEREAS, the Board of Directors of the Company has approved, authorized and adopted the Purchase Agreement and the transactions contemplated thereby; and

WHEREAS, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company; and

WHEREAS, pursuant to a resolution duly adopted on June 23, 2003, the Board of Directors of the Company has adopted and authorized the amendment of the Rights Agreement to amend the definition of "Acquiring Person;" and

WHEREAS, the Board of Directors of the Company has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement.

NOW, THEREFORE,

1. Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, after the date hereof, shall become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, neither Ralph Glasgal nor Christopher J. Carey, shall be deemed an Acquiring Person for any purpose of this Agreement, provided, that each such Person together with his Affiliates does not become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock of the Company; and neither Halifax Fund, L.P., Palladin Opportunity Fund, L.L.C., Palladin Partners I, L.P., Palladin Multi-Strategy Partners, L.P., DeAM Convertible Arbitrage Fund, Ltd., Palladin Overseas Fund, Ltd., nor Palladin Overseas Multi-Strategy Fund, Ltd. shall be deemed an Acquiring Person for any purpose of this Agreement.

Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

2. This Amendment to the Rights Agreement shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

3. The undersigned officer of the Company certifies by execution hereof that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

4. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DATATEC SYSTEMS, INC.

By: /s/ Mark J. Hirschhorn
Name: Mark J. Hirschhorn
Title: CFO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Roger Bernhammer
Name: R. Bernhammer
Title: Vice Pres.